Exhibit 99.2

28 28 Transaction Summary 1) Represents ownership at close. Share count of 199.0mm composed of 1) 143.4mm shares held by existing AvePoint shareholders; 2) 35.0mm shares held by Apex public shareholders; 3) 14.0mm shares held by PIPE Investors; 4) 5.83mm of Apex S po nsor promote shares; and 5) 0.81mm of Apex private placement shares. 143.4mm shares held by existing AvePoint shareholders reflect 117.0mm Apex common stock and 33.3mm rolled vested and unvested options (with weighted average exercise pr ice of approximately $2.10) to be issued at closing of the merger, calculated based on treasury stock method. Share count of 199.0mm excludes 1) 17.9mm Apex public and private warrants (with strike price of $1 1.5 0 and redeemable at $18.00 / share); 2) 3mm seller earnout shares (composed of three equal tranches with target price of $12.50, $15.00 and $17.50); and 3) 2.92mm Apex Sponsor earnout shares (composed of a single tranche with target price $15.00). This assumes zero redemptions by Apex public and maximum cash c onsideration awarded to AvePoint common shareholders (up to cash amount available to common shareholders), outside of Named Executives, as specified in the Business Combination Agreement . 2) Existing cash on balance sheet as of November 20, 2020. 3) Reflects net cash amount of $ 257mm : $ 261mm of secondary proceeds to existing AvePoint shareholders less PIPE fees of $4mm. 4) Reflects preliminary estimates. Sources and Uses ($mm) Sources and Uses ($mm) Sources Sources Apex Cash in Trust $352 PIPE Proceeds 140 Cash on Balance Sheet 64 Equity Rollover 1,434 Total Sources $1,989 Uses Uses Cash to AvePoint Shareholders $257 Cash to Balance Sheet 252 Transaction Costs 47 Equity Rollover 1,434 Total Uses $1,989 Existing AvePoint Shareholders 72.0% Apex Public Shareholders 17.6% Apex Founder & Private Placement Shares 3.3% PIPE Investors 7.0% Overview • Fully distributed pro forma enterprise value of $1.7bn, 1 or 9.0x CY21E revenue of $193mm and 6.8x CY22E revenue of $257mm • Existing AvePoint Shareholders are expected to own 72.0% of the company 1 • PIPE Investors are expected to own 7.0% of the company 1 • Expected to close in Q1’21 Post - Transaction Ownership Enterprise Value ($mm) Firm Value ($mm) Enterprise Value Calculation Enterprise Value Calculation Shares Outstanding (mm) 1 199.0 (x) Share Price $10.00 Equity Value $1,990 (-) Net Cash (252) Enterprise Value $1,738 Transaction Multiples Transaction Multiples Enterprise Value / 2021E Revenue 9.0x Enterprise Value / 2022E Revenue 6.8x 4 2 1 3

34 34 Q3 2020 Flash Performance Update ($ in millions ) ¹Preliminary estimates of unaudited selected financial information for the three months ended September 30, 2020, which may d iff er from actual results. You should not place undue reliance upon these preliminary financial results. 2 Includes subscription and maintenance revenues. 3 The Company is not readily able to provide a reconciliation of GAAP Operating Income to Non - GAAP EBIT; actual results may vary and those results may be material. GAAP to Non - GAAP reconciliation will be provided once results are finalized. Non - GAAP EBIT excludes stock - based compensation, severance costs, ISO certification costs, and professional IPO fees. Three Months Ended September 30 Q3 2019 Q3 2020 1 ARR 2 $ 85.1 $ 106.8 - $ 108.3 Total Revenue $ 30.1 $ 38.0 - $ 39.8 EBIT (N on - GAAP) 3 $ (0.7) $ 7.5 - $ 8.6 % EBIT ( Non – GAAP) of Revenue (2.3) % 19.7% - 21.6%

35 35 Long - Term Targets Source: AvePoint Management. 1) See next slide for GAAP to non - GAAP reconciliation. Long - Term 2019A YTD 2020 2022E Target Gross Margin 69% ) 71% 74% 75%+ S&M as % of Revenue 46% ) 41% 41% 30%+ R&D as % of Revenue 9% ) 9% 11% ~10% + G&A as % of Revenue 17% ) 14% 15% ~10% + EBIT Margin (Non - GAAP) 1 (3%) 6% 7% 25%+

36 36 GAAP to Non - GAAP Reconciliation Source: AvePoint Management. 1) Includes legal expenses, government grants, ASC 606 consulting fees, and other. (US$ in millions) YTD 2019 YTD 2020 2019A 2020E 2021E 2022E GAAP Operating Income (Loss) ($8.7) $2.9 ($18.0) $18.7 $6.5 $15.5 % Margin (17%) 4% (15%) 13% 3% 6% (+) Stock-Based Compensation $1.3 $1.3 $13.9 $2.1 $1.5 $1.5 % of Revenue 3% 2% 12% 1% 1% 1% (+) Other Adjustments 1 $0.6 ($0.2) $0.3 ($0.2) -- -- % of Revenue 1% (0%) 0% (0%) -- -- EBIT (Non-GAAP) ($6.8) $4.0 ($3.8) $20.5 $8.0 $17.0 % of Revenue (13%) 6% (3%) 14% 4% 7%